EXHIBIT 99.1
PRESS RELEASE

EVCARCO, Inc. Enters Into an Agreement to Acquire American Rodsmiths

FORT WORTH, TX, Jul 03, 2012 (MARKETWIRE via COMTEX) -- EVCARCO, Inc. (OTCBB: EVCA) (OTCQB: EVCA) announced today that the Company has executed an acquisition agreement to acquire the majority ownership of American Rodsmiths, Inc., a Texas corporation. The transaction is expected to close in July 2012 following both companies completing due diligence.

Walter Speck, Executive Vice President of EVCARCO, stated, "This acquisition is part of our overall vision to add value to EVCARCO. It will allow us to leverage American Rodsmiths' branding and customer loyalty to solidify our business and marketing plans for rapid growth."

American Rodsmiths, Inc. (ARS), located in Houston, TX was founded by Robert Scherer in 1997 and is family owned and operated. The company manufactures and sells ARS fishing rods to retailers such as Academy, Bass Pro Shop, Cabela's, Gander Mountain and Dick's Sporting Goods. The company also has sales through private tackle shops and direct retail sales. To learn more about American Rodsmiths, Inc., please visit: http://americanrodsmiths.com.

Gary Easterwood, President and CEO of EVCARCO/The Third Stone Corporation, remarked, "I am extremely excited to share the news of our agreement to acquire American Rodsmiths. ARS is a leader in the fishing industry and remains the choice when you want state-of-the-art fishing rods for both salt and freshwater. We have been working behind the scenes with Robert Scherer to not only bring American Rodsmiths into the fold of the new corporation, but also position ARS to introduce revolutionary new products to an even broader audience."

Robert Scherer, President and CEO of American Rodsmiths, commented, "As CEO and founder of ARS, I recognize this merger as a huge opportunity to solidify our future, and accelerate the growth of our brand and products. The merger will help propel us to the forefront and to continue our domination of the premier fishing rod business. ARS has been recognized as the leader in innovation and technologies for over fifteen years in the fishing rod industry, receiving numerous awards and national recognition for our creations and cutting edge designs. The future is unlimited now that we have become a part of EVCA/Third Stone.

"ARS will surely blossom with EVCA/Third Stone's superior technology, along with its business infrastructure, marketing and financial support. We will now begin manufacturing and releasing new products that have been developed. These products are patent pending and will definitely have a huge impact in the industry. The new products will be at the standard for which ARS is recognized. We will be working diligently in the upcoming months so that we can have these products ready for introduction at the beginning of the upcoming fishing season.

"I speak for all the ARS staff when I say we are extremely excited about ARS' future and look forward to a long and successful business relationship with EVCA/Third Stone."

For more information on The Third Stone Corporation, Inc., please view: www.thirdstonecorp.com. Shareholder inquiries should be directed to (972) 571-1624.

For more information on EVCARCO, Inc., please view: www.evcarco.com. Shareholder inquiries should be directed to (972) 571-1624.

EVCARCO, Inc. is a Future Driven(R) Automotive Retail Group focused on deploying a coast-to-coast network of environmentally friendly franchised dealerships, vehicles, technologies and sustainable solutions. EVCARCO is bringing to market the most advanced clean technologies available in plug-in electric, alternative fuel, and pre-owned hybrid vehicles from multiple manufacturers. EVCARCO also owns The Third Stone Corporation, a forward-thinking software provider dedicated to improving and enhancing lives through innovations of software development and data services for sport, financial, home automation and social networking.

Forward-Looking Statement This release contains forward-looking statements that reflect EVCARCO, Inc. plans and expectations. In this press release and related comments by Company management, words like "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal" and similar expressions are used to identify forward-looking statements, representing management's current judgment and expectations about possible future events. Management believes these forward-looking statements and the judgments upon which they are based to be reasonable, but they are not guarantees of future performance and involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements.

Investor Relations Contact:
Jack Eversull
The Eversull Group, Inc.
972-571-1624
214-469-2361 fax
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